Subsidiary	Jurisdiction of Incorporation	Proportion of Ownership Interest	Footnote
Americas Bulk Transport (BVI) Limited	British Virgin Islands	100%	(A)
Phoenix Bulk Management Bermuda Limited	Bermuda	100%	(B)
Pangaea Logistics Solutions (BVI) Limited (“Pangaea BVI”)	British Virgin Islands	100%	(C)
Bulk Ocean Shipping Company (Bermuda) Ltd.	Bermuda	100%	(D)
Phoenix Bulk Carriers (US) LLC	Delaware	100%	(E)
Allseas Logistics Bermuda Ltd.	Bermuda	100%	(F)
Bulk Trident Ltd. (“Bulk Trident”)	Bermuda	100%	(G)
Pangaea Logistics Solutions Denmark A/S. ("Pangaea Denmark")	Denmark	100%	(H)
Nordic Bulk Ventures (Cyprus) Limited ("NBV")	Cyprus	100%	(H)
109 Long Wharf LLC (“Long Wharf”)	Delaware	100%	(I)
Bulk Nordic Oshima (MI) Corp. (“Bulk Oshima”)	Marshall Islands	67%	(J)
Bulk Nordic Odin (MI) Corp. (“Bulk Odin”)	Marshall Islands	67%	(J)
Bulk Nordic Olympic (MI) Corp. (“Bulk Olympic”)	Marshall Islands	67%	(J)
Bulk Nordic Oasis (MI) Corp.. (“Bulk Oasis”)	Marshall Islands	67%	(J)
Bulk Nordic Odyssey Corp. (MI) ("Bulk Odyssey")	Marshall Islands	67%	(J)
Bulk Nordic Orion Corp. (MI) ("Bulk Orion")	Marshall Islands	67%	(J)
Nordic Bulk Holding Company Ltd. (“NBHC”)	Bermuda	67%	(L)
Bulk Courageous Corp. ("Bulk Courageous")	Marshall Islands	100%	(G)
Bulk Phoenix Ltd. ("Bulk Newport")	Bermuda	100%	(G)
Bulk Valor Corp. ("Bulk Valor")	Marshall Islands	100%	(G)
Bulk Promise Corp. ("Bulk Promise")	Marshall Islands	100%	(G)
Bulk Nordic Five Ltd. (“Five”)	Bermuda	100%	(G)
Bulk Nordic Six Ltd. (“Six”)	Bermuda	100%	(G)
Bulk Nordic Seven LLC (“Seven”)	Marshall Islands	100%	(G)
Bulk Nordic Eight LLC (“Eight”)	Marshall Islands	100%	(G)
Bulk Nordic Nine LLC (“Nine”)	Marshall Islands	100%	(G)
Bulk Nordic Ten LLC (“Ten”)	Marshall Islands	100%	(G)
Nordic Bulk Partners LLC (“NBP”)	Marshall Islands	100%	(M)
Nordic Bulk Ventures Holding Company Ltd. (“BVH”)	Bermuda	100%	(K)
Bulk Freedom Corp. ("Bulk Freedom")	Marshall Islands	100%	(G)
Bulk Pride Corp. ("Bulk Pride")	Marshall Islands	100%	(G)
Bulk Independence Corp. ("Bulk Independence")	Marshall Islands	100%	(G)
Bulk Friendship Corp. ("Bulk Friendship")	Marshall Islands	100%	(G)
Phoenix Bulk 25 Corp. ("Phoenix Bulk 25")	Marshall Islands	100%	(G)
Bulk Endurance (MI) Corp. (“Bulk Endurance")	Marshall Islands	100%	(G)
Bulk Brenton (MI) Corp. (“Bulk Brenton")	Marshall Islands	100%	(G)
Bulk Patience (MI) Corp. (“Bulk Patience")	Marshall Islands	100%	(G)
Bulk Sachuest Corp. ("Bulk Sachuest")	Marshall Islands	100%	(G)
Bulk Prudence Corp. ("Bulk Prudence")	Marshall Islands	100%	(G)
Venture Logistics NL Inc. ("VLNL")	Canada	50%	(N)
Flintstone Ventures Limited ("FVL")	Newfoundland and Labrador	100%	(O)
Seamar Management S.A.	Greece	51%	(P)
Bulk PODS Ltd. ("Bulk PODS")	Marshall Islands	100%	(G)
Bulk Spirit Ltd. ("Bulk Spirit")	Marshall Islands	100%	(G)
Pangaea Logistics Solutions Singapore Pte. Ltd.	Singapore	100%	(H)
Narragansett Bulk Carriers (US) Corp.	Rhode Island	100%	(H)
Patriot Stevedoring & Logistics, LLC	Massachusetts	50%	(Q)
Bay Stevedoring LLC	Delaware	100%	(R)
Pangaea Logistics Solutions (US) LLC ("PANL US")	Delaware	100%	(S)

Pangaea Baltimore LLC	Delaware	100%	(R)
Pangaea Port Everglades LLC	Delaware	100%	(R)
Renaissance Holdings LLC	Marshall Islands	100%	(A)
RHI Alliance Pte. Ltd. (“SBC Alliance”)	Singapore	100%	(G)
Pangaea Florida LLC	Delaware	100%	(R)
Pangaea Texas LLC	Texas	100%	(R)
RHI Synergy Pte. Ltd. (“SBC Synergy”)	Singapore	100%	(G)
RHI Unity Pte. Ltd. (“SBC Unity”)	Singapore	100%	(G)
RHI Fortitude Pte. Ltd. (“SBC Fortitude”)	Singapore	100%	(G)
RHI Savannah Pte. Ltd. (“SBC Savannah”)	Singapore	100%	(G)
RHI Tenacity Pte. Ltd. (“SBC Tenacity”)	Singapore	100%	(G)
SBC Endeavor LLC ("SBC Endeavor")	Marshall Islands	100%	(G)
SBC Endeavor Pte. Ltd. ("SBC Endeavor")	Singapore	100%	(G)
SBC Resolve LLC ("SBC Resolve")	Marshall Islands	100%	(G)
SBC Resolve Pte. Ltd. ("SBC Resolve")	Singapore	100%	(G)
SBC Vision LLC ("SBC Vision")	Marshall Islands	100%	(G)
SBC Vision Pte. Ltd. ("SBC Vision")	Singapore	100%	(G)
SBC Explorer LLC ("SBC Explorer")	Marshall Islands	100%	(G)
SBC Explorer Pte. Ltd. ("SBC Explorer")	Singapore	100%	(G)
SBC Entity LLC ("SBC Entity")	Marshall Islands	100%	(G)
SBC Entity Pte. Ltd. ("SBC Entity")	Singapore	100%	(G)
SBC Spirit LLC ("SBC Spirit")	Marshall Islands	100%	(G)
SBC Spirit Pte. Ltd. ("SBC Spirit")	Singapore	100%	(G)
SBC Venture Pte. Ltd. ("SBC Venture")	Singapore	100%	(G)
SBC Equity Pte. Ltd. ("SBC Equity")	Singapore	100%	(G)

(A)The primary purpose of this corporation is to manage and operate ocean going vessels.
(B)The primary purpose of this entity is to perform certain administrative management functions that have been assigned by PBC.
(C)The primary purpose of this corporation is to provide logistics services to customers by chartering, managing and operating ships. Formerly known as Phoenix Bulk Carriers (BVI) Limited.
(D)The primary purpose of this corporation is to manage the fuel procurement for all vessels.
(E)The primary purpose of this corporation is to act as the U.S. administrative agent for the Company.
(F)The primary purpose of this corporation is to act as the treasury agent for the Company.
(G)The primary purpose of these entities is owning bulk carriers.
(H)The primary purpose of these entities is to provide logistics services to customers by chartering, managing and operating ships. NBV is the holding company of Pangaea Denmark. Formerly known as Nordic Bulk Carriers A/S.
(I)Long Wharf is a limited liability company duly organized under the laws of Delaware for the purpose of holding real estate located in Newport, Rhode Island.
(J)The primary purpose of these entities is owning bulk carriers. These companies are wholly-owned by NBHC, which is two-third owned by the Company.
(K)The primary purpose of this entity is to hold the Company's interest in vessel owning companies.
(L)The primary purpose of this entity is to own or lease bulk carriers through wholly-owned subsidiaries. The Company’s interest in Bulk Odyssey, Bulk Orion, Bulk Oshima, Bulk Olympic, Bulk Odin and Bulk Oasis is through its interest in NBHC.
(M)The primary purpose of this entity is to own or lease bulk carriers through wholly-owned subsidiaries.
(N)The primary purpose of VLNL is to own and operate the deck barge Miss Nora G. Pearl.
(O)The primary purpose of FVL is the carriage of specialized cargo.
(P)This entity is the technical manager of 16 vessels owned and operated by the Company.
(Q)The primary purpose of the company is to manage and operate the Brayton Point Commerce Center Marine Terminal.
(R)The primary purpose of the company is to manage and operate port terminals.

(S)The primary purpose of the company is to manage U.S.-based business activities.